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                                                                 Exhibit 10.5(a)


December 31, 2004


Mr. Peter J. Sonnabend, Vice Chairman
Sonesta International Hotels Corporation
116 Huntington Avenue
Boston, MA 02116

Dear Peter:

We are pleased to advise you that Citizens Bank of Massachusetts has approved for your use an unsecured demand line of credit at our Prime Rate in the original available amount of $2,000,000. This line of credit will be guaranteed by certain of the Company's principal domestic subsidiaries (as described in Exhibit A).

Advances under the line would be made against a revolving note, with interest payable monthly in arrears and principal payable on demand. ADVANCES WILL BE MADE ONLY IN THE BANK'S SOLE DISCRETION. To enable the Bank to monitor the Company's financial condition, you agree to submit to the Bank the following:

     (a) fiscal year-end consolidated and consolidating financial statements for Sonesta International Hotels Corporation audited by a CPA firm satisfactory to the Bank with 120 days after each fiscal year-end,

     (b)  quarterly 10Q reports within 45 days after each quarter-end, and

     (c)  such other information as the Bank may request from time to time.

All expenses incurred in connection with this transaction, including but not limited to legal and appraisal fees, shall be the direct responsibility of the Borrower, whether or not this facility becomes active.

This commitment shall expire thirty days from the date of this letter, unless the enclosed copy has been signed and delivered to the Bank on or before that date.

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Mr. Peter J. Sonnabend, Vice Chairman
Sonesta International Hotels Corporation
January 30, 2004
Page 62

Again, we are delighted to make this accommodation available to you, and are pleased to have Sonesta as one of our customers. If you are in agreement with these terms and conditions, please indicate your acceptance by signing on the two lines designated below and returning an executed copy to my attention. Thank you.

Sincerely,


/S/
Lisa R. Murray
Senior Vice President


ACCEPTED
SONESTA INTERNATIONAL HOTELS CORPORATION


By: /S/
   -------------------------
   Peter J. Sonnabend
   Vice Chairman

I hereby acknowledge and affirm guaranty of the above-described credit facility, by the principal domestic subsidiaries of Sonesta International Hotels Corporation as described in Exhibit A, in my capacity as authorized signer for said subsidiaries.

By:  /S/
   ----------------------------------------
   Peter J. Sonnabend, as authorized signer
   for Sonesta subsidiaries.

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Mr. Peter J. Sonnabend, Vice Chairman
Sonesta International Hotels Corporation
January 30, 2004
Page 63


                                    EXHIBIT A

                       PRINCIPAL DOMESTIC SUBSIDIARIES OF
                   SONESTA INTERNATIONAL HOTELS CORPORATION *

          Sonesta Hotels of Florida, Inc.   Guaranty Unlimited
          Sonesta Coconut Grove, Inc.       Guaranty Unlimited
          Brewster Wholesale Corporation    Guaranty Unlimited
          Florida Sonesta Corporation       Guaranty Unlimited
          Charterhouse of Cambridge Trust   Guaranty Unlimited
          Sonesta Beach Resort Limited
            Partnership                     Guaranty Unlimited
          Royal Sonesta, Inc.               Guaranty Limited to $1,000,000


          * Excluding Sonesta of Massachusetts, Inc. and Sonesta Louisiana Hotel Corp.

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